                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

For:   Evans Bancorp, Inc.                  Contact:  Mark DeBacker, Treasurer
       14-16 North Main Street              Phone:    (716) 926-2000
       Angola, New York  14006              Fax:      (716) 926-2005



 EVANS BANCORP ANNOUNCES 6.5 PERCENT INCREASE IN SECOND QUARTER 2004 NET INCOME

ANGOLA, N.Y.-JULY 27, 2004-Evans Bancorp, Inc. (Nasdaq: EVBN), the holding company for Evans National Bank, a commercial bank with nine branches in Western New York, and approximately $391.2 million in assets, today reported strong growth in revenue and income for the quarter ended June 30, 2004.

SECOND QUARTER 2004 PERFORMANCE HIGHLIGHTS:

-     NET INCOME GREW BY 6.5%, OR $66 THOUSAND, OVER SECOND QUARTER 2003

-     NET INTEREST INCOME GREW BY 18.1%, OR $485 THOUSAND, OVER SECOND QUARTER
      2003

- NON-INTEREST INCOME GREW BY 6.4% COMPARED WITH SECOND QUARTER 2003, AND WAS 30.8% OF TOTAL REVENUE IN THE SECOND QUARTER 2004

- GROSS LOANS GREW TO $201.2 MILLION, REFLECTING A 4.7% GROWTH RATE FOR THE QUARTER

NET INCOME:

Net income was $1.1 million, or $0.44 per diluted share, for the quarter ended June 30, 2004 as compared to $1.0 million, or $0.41 per diluted share, for the quarter ended June 30, 2003. All 2003 per share amounts have been adjusted to reflect the 5% stock dividend paid in December 2003.

"Our strong increase in net interest income for the quarter was a reflection of our significant core deposit growth of more than 30% since year end 2003," said James Tilley, President and Chief Executive Officer. "Net interest income for the second quarter was up by 18.1%, compared to the second quarter of 2003. Furthermore, insurance agency revenue was primarily responsible for the 6.4% growth in non-interest income compared with the second quarter of 2003."

Net income for the first half of 2004 totaled $2.2 million, 7.7% higher than net income of $2.1 million in the first half of 2003. For the six months ended June 30, 2004, diluted earnings per share increased 7.1% to $0.91 from $0.85 in the corresponding 2003 period.

FINANCIAL POSITION:

Total assets decreased by 2.3%, to $391.2 million at June 30, 2004, compared to $400.3 million at March 31, 2004. The decrease in total assets, which occurred mostly as a reduction in federal funds sold, was primarily due to a decrease in deposits held in the Company's municipal deposit program called Muni-Vest. Typically, in the first quarter of each year, the Company experiences an influx of tax deposits from municipalities which can be expected to decrease as they pay expenses as the year progresses. The growth in the first part of the year from Muni-Vest was due to this normal influx of tax deposits, supplemented additionally by new municipal depositors. The Company expects as these deposits are drawn down throughout the year, that they will be supplemented and offset with growth of other core deposits.

Asset quality continues to remains strong with net charge offs of $3 thousand in the second quarter of 2004. Non-performing loans totaled 0.31% of total loans outstanding at June 30, 2004 as compared to

0.11% at March 31, 2004 and 0.49% at December 31, 2003. The allowance for loan losses totaled $2.9 million or 1.42% of gross loans outstanding at June 30, 2004, as compared to $2.7 million, or 1.42% at March 31, 2004 and $2.5 million at December 31, 2003, or 1.35%. Total gross loans have grown to $201.2 million at June 30, 2004, reflecting a 4.7% or $9.1 million increase from March 31, 2004. Commercial loans increased 2.6% or $3.6 million and consumer loans increased 9.8% or $5.4 million for the quarter.

OPERATIONAL RESULTS:

Net interest income of $3.2 million for the second quarter 2004 represented a $0.5 million increase from the second quarter 2003, primarily as a result of growth in interest-earning assets.

Non-interest income was $1.9 million for the second quarter 2004, an increase of $0.1 million or 6.4% over the second quarter 2003. Insurance fee revenue increased $0.2 million, or 21.2% over the prior year quarter and was partially offset by a $0.1 million decline in loan-related fees. The increased insurance fee revenue in the quarter was primarily the result of acquisitions of two insurance agencies on January 2, 2004. The decrease in loan-related fees reflected lower loan originations and sales volume in secondary markets compared to second quarter 2003, which was a high point in a historic refinancing period.

Non-interest expense was $3.5 million for the second quarter 2004, an increase of $0.5 million, or 15.4%, over the second quarter 2003. The primary component of the increase was an increase of $0.3 million in salary and employee benefit expense related to Company growth and merit pay increases awarded in early 2004. Other miscellaneous expense increased by $0.1 million compared with the second quarter 2003, due to a number of items including increased operating costs for the M&W Agency insurance operations reflecting the two agency acquisitions completed in January 2004, as well as other transaction-based expenses related to the increased size and volume in the Bank's business.

SHARE REPURCHASE PROGRAM:

The Company has been active in repurchasing shares of its common stock on the open market during the second quarter of 2004. During the quarter ended June 30, 2004, the Company purchased 10,100 shares of its common stock at an average cost of $24.00 per share. The Company expects to remain active in repurchasing shares of its common stock while conditions are deemed appropriate by management for use in the Company's Dividend Reinvestment Plan, Employee Stock Purchase Plan, Director and Officer Long-Term Incentive Plan and otherwise.

OUTLOOK:

"We are pleased with the Company's performance during the first half of 2004", Tilley said. "Growth in our newer markets of Amherst and Lancaster have exceeded our expectations. This success leads us with excitement and anticipation in opening our North Buffalo branch at Delaware Avenue and Hinman Drive this fall."

Attached are Financial Highlights and Unaudited Consolidated Balance Sheets, Statements of Income, and Condensed Consolidated Average Balance Sheets and Annualized Rates for Evans Bancorp, Inc.



A conference call will be held with Company management at 11:00 a.m. (ET) on Wednesday, July 28, 2004 to discuss performance results for the second quarter 2004 at 1-888-482-0024 (request Evans Bancorp Conference Call - passcode 44124051). An audio recording will be available one hour after the call through August 4, 2004 at 12:00 p.m., and may be accessed at 1-888-286-8010, passcode 12355335.

The call will also be simultaneously broadcast live over the Internet through a link located at the following location:
http://www.evansbancorp.com/investRel_conf.cfm and will be archived at the same location, accessible for one year following the call. There is no charge to access either event.

Evans Bancorp, Inc. is the holding company for Evans National Bank, a commercial bank with nine branches located in Western New York, which had approximately $391.2 million in assets and approximately $321.4 million in deposits at June 30, 2004. Evans National Bank also owns 100% of the capital stock of M&W Agency, Inc., a retail property and casualty insurance agency with eleven offices in Western New York, and 100% of the capital stock of ENB Associates, Inc. which provides non-deposit investment products. Evans Bancorp, Inc. common stock is listed on the Nasdaq National Market under the symbol EVBN.

This press release includes "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning future business, revenues and earnings. These statements are not historical facts or guarantees of future performance, events or results. There are risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such forward-looking statements. Information on factors that could affect the Company's business and results is discussed in the Company's periodic reports filed with the Securities and Exchange Commission. Forward looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise forward looking information, whether as a result of new, updated information, future events or otherwise.

                       EVANS BANCORP, INC. AND SUBSIDIARY
                         UNAUDITED FINANCIAL HIGHLIGHTS

                                                    Three months ended
                                                         June 30
                                                   2004            2003           Change
                                                ----------      ----------      ----------
                                                (In thousands except share
PERFORMANCE                                       and per share amounts)
   Net Income                                   $    1,078      $    1,012             6.5%

   Per Common Share:
     Basic earnings                             $     0.44      $     0.41             5.8%
     Diluted earnings                           $     0.44      $     0.41             5.8%

   Common shares outstanding:
     Average - diluted                           2,476,096       2,459,926             0.7%
     Period end                                  2,468,199       2,444,285             1.0%

   Return on (annualized):
     Average total assets                             1.10%           1.23%
     Average stockholder's equity                    12.91%          12.80%

   Net interest income                          $    3,163      $    2,678            18.1%

   Yield on average earning assets                    4.85%           5.16%
   Cost of interest-bearing liabilities               1.59%           1.95%
   Net interest spread                                3.26%           3.21%
   Contribution of interest-free funds                0.26%           0.35%
   Net interest margin                                3.52%           3.56%

   Net charge-offs to average total
     loans (annualized)                               0.01%           0.01%

LOAN QUALITY

   Nonaccrual loans                             $      289      $      102
   Accruing loans past due 90 days or more      $      340      $       25
                                                ----------      ----------
     Total non-performing loans                 $      629      $      127

   Non-performing loans to total loans                0.31%           0.07%
   Allowance for loan losses to total loans           1.42%           1.41%

                       EVANS BANCORP, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                       June 30, 2004 and December 31, 2003

                                                                                  June 30,      December 31,
                                                                                    2004            2003
                                                                                 ----------      ----------
                                                                                (Unaudited)
                                                                                 (In thousands except share
ASSETS                                                                             and per share amounts)
   Cash and due from banks                                                       $   10,521      $    8,509
   Interest bearing deposits at other banks                                           1,083              98
   Securities:
     Available-for-sale, at fair value                                              152,029         116,807
     Held-to-maturity, at amortized cost                                              4,813           3,749
   Loans, net                                                                       198,382         185,528
   Properties and equipment, net                                                      7,143           5,982
   Goodwill                                                                           2,945           2,945
   Intangible assets                                                                  1,827           1,177
   Bank-owned life insurance                                                          7,525           7,323
   Other assets                                                                       4,883           2,559
                                                                                 ----------      ----------

   TOTAL ASSETS                                                                  $  391,151      $  334,677
                                                                                 ==========      ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
   Deposits:
     Demand                                                                      $   53,810      $   51,885
     NOW and money market                                                            12,254          11,464
     Regular savings                                                                154,427         105,599
     Time deposits                                                                  100,865          97,377
                                                                                 ----------      ----------

       Total deposits                                                               321,356         266,325

   Other borrowed funds                                                              24,287          25,388
   Securities sold under agreements to repurchase                                     7,823           5,460
   Other liabilities                                                                  4,708           4,180
                                                                                 ----------      ----------

   Total liabilities                                                                358,174         301,353
                                                                                 ----------      ----------

CONTINGENT LIABILITIES AND COMMITMENTS

STOCKHOLDERS' EQUITY
   Common stock, $.50 par value; 10,000,000 shares authorized; 2,491,188 and
        2,459,246 shares issued, respectively, and
        2,468,199 and 2,444,285 shares outstanding, respectively                      1,245           1,230
   Capital surplus                                                                   20,148          19,359
   Retained earnings                                                                 12,581          11,145
   Accumulated other comprehensive (loss) income, net of tax                           (549)          1,918
   Less: Treasury stock, at cost (18,742  and 14,961 shares, respectively)             (448)           (328)
                                                                                 ----------      ----------
          Total stockholders' equity                                                 32,977          33,324
                                                                                 ----------      ----------

   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                    $  391,151      $  334,677
                                                                                 ==========      ==========

                       EVANS BANCORP, INC. AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
       Three Months and Six Months(Unaudited) ended June 30, 2004 and 2003

                                                     Three Months Ended                 Six Months Ended
                                                         June 30,                           June 30,
                                                   2004             2003              2004            2003
                                               ------------     ------------      ------------     ------------
                                              (In thousands except share and     (In thousands except share and
                                                     per share amounts)                per share amounts)
INTEREST INCOME
      Loans                                    $      2,885     $      2,678      $      5,656     $      5,318
      Federal funds sold & interest                      30               15                51               63
         on deposits in other banks
      Securities:
        Taxable                                         904              604             1,581            1,177
        Non-taxable                                     539              581             1,093            1,141
                                               ------------     ------------      ------------     ------------

      Total interest income                           4,358            3,878             8,381            7,699
INTEREST EXPENSE

      Interest on deposits                            1,012            1,028             1,858            2,041
      Interest on borrowings                            183              172               363              293
                                               ------------     ------------      ------------     ------------
      Total interest expense                          1,195            1,200             2,221            2,334

NET INTEREST INCOME                                   3,163            2,678             6,160            5,365

PROVISION FOR LOAN LOSSES                               136              120               272              240
                                               ------------     ------------      ------------     ------------
NET INTEREST INCOME AFTER
      PROVISION FOR LOAN LOSSES                       3,027            2,558             5,888            5,125

NON-INTEREST INCOME:
      Service charges                                   480              452               910              902
      Insurance services and fees                     1,041              859             2,395            1,900
      Commission fees                                    53               71                88              111
      Net loss on sales of securities                    --              (37)              144              212
      Premiums on loans sold                              2               26                 7               46
      Other                                             362              451               725              789
                                               ------------     ------------      ------------     ------------
      Total non-interest income                       1,938            1,822             4,269            3,960

NON-INTEREST EXPENSE:
      Salaries and employee benefits                  1,876            1,600             3,855            3,286
      Occupancy                                         397              342               806              747
      Supplies                                           69               84               156              168
      Repairs and maintenance                           109               96               211              215
      Advertising and public relations                   89               71               173              147
      Professional services                             187              188               363              455
      FDIC assessments                                   10               10                21               19
      Other insurance                                    86               61               173              129
      Other                                             722              621             1,422            1,218
                                               ------------     ------------      ------------     ------------

      Total non-interest expense                      3,545            3,073             7,180            6,384
                                               ------------     ------------      ------------     ------------

               Income before income taxes             1,420            1,307             2,977            2,701

INCOME TAXES                                            342              295               730              615
                                               ------------     ------------      ------------     ------------

NET INCOME                                     $      1,078     $      1,012      $      2,247     $      2,086
                                               ============     ============      ============     ============

Net income per common share-basic*             $       0.44     $       0.41      $       0.91     $       0.85
                                               ============     ============      ============     ============
Net income per common share-diluted*           $       0.44     $       0.41      $       0.91     $       0.85
                                               ============     ============      ============     ============
Weighted average number of common shares*         2,474,379        2,459,926         2,474,973        2,455,271
                                               ============     ============      ============     ============

Weighted average number of diluted shares*        2,476,096        2,459,926         2,476,881        2,455,271
                                               ============     ============      ============     ============

*2003 amounts have been adjusted for 5 percent stock dividend paid December 2003

                        EVANS BANCORP, INC AND SUBSIDIARY
  UNAUDITED CONDENSED CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED RATES
                    Three Months ended June 30, 2004 and 2003

                                                   THREE MONTHS ENDED                              THREE MONTHS ENDED
                                                     JUNE 30, 2004                                   JUNE 30, 2003

                                        AVERAGE         INTEREST                        AVERAGE          INTEREST
                                      OUTSTANDING        EARNED/        YIELD/        OUTSTANDING         EARNED/        YIELD/
                                        BALANCE           PAID           RATE           BALANCE            PAID           RATE
                                         (000)            (000)                          (000)             (000)
                                    ----------------  --------------  -----------  ------------------  --------------  -----------
ASSETS
Interest-earning assets:
  Loans, net                               $192,691          $2,885        5.99%            $162,642          $2,678        6.59%
  Taxable investments                       106,238             904        3.40%              82,014             604        2.96%
  Tax-exempt investments                     49,821             539        4.33%              52,893             581        4.39%
  Time deposits-other bank                    1,083               4        1.63%                 877               6        2.63%
  Federal funds sold                          9,268              26        1.11%               2,117               9        4.60%
                                    ----------------  --------------  -----------  ------------------  --------------  -----------

Total interest-earning assets               359,101           4,358        4.85%             300,543           3,878        5.16%
                                                      ==============                                   ==============
Noninterest-earning assets
  Cash and due from banks                    10,642                                            8,390
  Premises and equipment, net                 6,516                                            5,404
  Other assets                               16,506                                           14,370
                                    ----------------                               ------------------
Total Assets                               $392,765                                         $328,707
                                    ================                               ==================

LIABILITIES & STOCKHOLDERS'
EQUITY
Interest-bearing liabilities:
  NOW accounts                              $12,195               6        0.20%             $10,600              $6        0.24%
  Savings deposits                          163,785             388        0.95%             113,053             292        1.03%
  Time deposits                              98,925             618        2.50%             101,105             730        2.88%
  Fed funds purchased                           551               1        0.89%               1,035               4        1.93%
  Securities sold u/a to
    repurchase                                6,269              13        0.82%               5,240              13        1.01%
  FHLB advances                              18,526             164        3.54%              13,866             149        4.27%
  Notes payable                                 724               5        2.63%                 912               6        2.65%
                                    ----------------  --------------  -----------  ------------------  --------------  -----------
Total interest-bearing
  liabilities                               300,975          $1,195        1.59%             245,811          $1,200        1.95%
                                                      --------------                                   --------------
Noninterest-bearing liabilities:
  Demand deposits                            53,936                                           47,254
  Other                                       4,443                                            4,014
                                    ----------------                               ------------------
Total liabilities                          $359,354                                         $297,079

Stockholders' equity                         33,411                                           31,628
                                    ----------------                               ------------------
Total Liabilities and
Stockholders' Equity                       $392,765                                         $328,707
                                    ================                               ==================

Net interest earnings                                        $3,163                                           $2,678
                                                      ==============                                   ==============

Net yield on interest earning assets                                       3.52%                                            3.56%